Exhibit 10.24

                                THIRD AMENDMENT

          THIS THIRD AMENDMENT dated as of March 21, 2000 (this "Amendment"),
                                                                 ---------
relating to the Credit Agreement referenced below, is by and among SYLVAN LEARNING SYSTEMS, INC., a Maryland corporation (the "Borrower"), the Banks
                                                     --------
identified on the signature pages hereto, and Bank of America, N.A., a national banking association formerly known as NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                              W I T N E S S E T H

          WHEREAS, a $100 million (subsequently increased to $150 million) revolving credit facility was established in favor of the Borrower pursuant to the terms of that certain Credit Agreement dated as of December 23, 1998 (as amended and modified, the "Credit Agreement") among the Borrower, the Banks
                           ----------------
identified therein, NationsBank, N.A. (now known as Bank of America, N.A.), as Syndication Agent, and Bankers Trust Company, as Administrative Agent (since replaced by Bank of America, N.A., as successor Administrative Agent);

          WHEREAS, the Borrower, the Domestic Subsidiary (herein defined) and Sylvan I B.V. (the "Foreign Subsidiary") entered into agreements (the
                    ------------------
"Agreements") with The Thomson Corporation ("Thomson") and subsidiaries of
-----------                                  -------
Thomson (the "Thomson Subsidiaries"), pursuant to which the Thomson Subsidiaries
              --------------------
acquired the Borrower's world-wide computer-based testing business (the

"Business") for cash consideration of approximately $775,000,000.  Pursuant to
---------
the terms of the Agreements, (a) the Borrower (i) transferred to Prometric, Inc., a wholly-owned shell subsidiary of the Borrower (the "Domestic
                                                            --------
Subsidiary"), all of the North and South American assets of the Business (the
----------
"Applicable Domestic Assets") and certain of the North and South American
---------------------------
liabilities of the Business and, immediately thereafter, (ii) transferred to one of the Thomson Subsidiaries all of the issued and outstanding shares of capital stock in the Domestic Subsidiary (the "Domestic Subsidiary Shares"), and (b) the
                                       --------------------------
Foreign Subsidiary transferred to one or more of the Thomson Subsidiaries all of the assets of the Business outside of North and South America (the "Applicable
                                                                    ----------
Foreign Assets"), including all of the issued and outstanding shares of capital
--------------
stock of Sylvan II B.V., Sylvan III, B.V., Sylvan B.V. and Sylvan Prometric Ltd. (the "Foreign Company Shares"), and certain of the liabilities of the Business
      ----------------------
outside of North and South America. The transfers and sales of assets and ownership interests described in the preceding sentences (the "Transactions")
                                                               ------------
resulted in the acquisition by the Thomson Subsidiaries of all of the Borrower's world-wide computer-based testing business. As used in this Amendment, the Applicable Domestic Assets, the Domestic Subsidiary Shares and the Applicable Foreign Assets (including the Foreign Company Shares) are referred to as the

"Applicable Properties");
----------------------

          WHEREAS, all of the Banks consented to the Transactions and the release of the liens in favor of the Administrative Agent and the Banks in the Applicable Properties pursuant to that Consent dated as of February 29, 2000 by and among the Borrower, the Banks and the Administrative Agent;

          WHEREAS, the Borrower has requested certain modifications to the Credit Agreement in connection with the Transactions;

          WHEREAS, the requested modifications require the consent of the Required Banks under the Credit Agreement; and

          WHEREAS, the Required Banks have agreed to the requested modifications on the terms and conditions set forth herein;

          NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Amendment of Credit Agreement.  The Credit Agreement is amended
              -----------------------------
and modified in the following respects:

          1.1 Clause (i) of Section 8.01 is renumbered as clause (k) thereof, and new clauses (i) and (j) is added thereto to read as follows:

               (i) Borrower and its Subsidiaries (other than the Excluded
                   ------------------------------------------------------
          Subsidiaries).
          -------------

                   (A)  Annual Financial Statements.  Within 90 days after the
                        ---------------------------
               close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries (other than the Excluded Subsidiaries) as at the end of such fiscal year and related consolidated statements of income and retained earnings and statement of cash flows of the Borrower and its Subsidiaries (other than the Excluded Subsidiaries) for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all of which shall be certified by the Chief Financial Officer of the Borrower, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year (it being understood that any management's discussion and analysis set forth in the Borrower's Form 10-K for such fiscal year shall satisfy this provision).

                   (B)  Quarterly Financial Statements.  Within 45 days after
                        ------------------------------
               the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries (other than the Excluded Subsidiaries) as at the end of such quarterly accounting period and related consolidated statements of income and retained earnings and statement of cash flows of the Borrower and its Subsidiaries (other than the Excluded Subsidiaries) for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period (it being understood that any management's discussion and analysis set forth in the Borrower's Form 10-Q and filed with the SEC for such quarterly accounting period shall satisfy this provision).

               (j) Excluded Subsidiaries.
                   ---------------------

                   (A)  Annual Financial Statements.  Within 90 days after the
                        ---------------------------
               close of each fiscal year of any Excluded Subsidiary, (i) the consolidating balance sheet of such Excluded Subsidiary as at the end of such fiscal year and related consolidating statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, all of which shall be certified by the Chief Financial Officer of the Borrower, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year (it being understood that any management's discussion and analysis set forth in the Borrower's Form 10-K for such fiscal year shall satisfy this provision).

                   (B)  Quarterly Financial Statements.  Within 45 days after
                        ------------------------------
               the close of the first three quarterly accounting periods in each fiscal year of any Excluded Subsidiary, (i) the consolidating balance sheet of such Excluded Subsidiary as at the end of such quarterly accounting period and related consolidating statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period (it being understood that any management's discussion and analysis set forth in the Borrower's Form 10-Q and filed with the SEC for such quarterly accounting period shall satisfy this provision).

                   (C)  Quarterly Update of Excluded Subsidiaries.  At the time
                        -----------------------------------------
               of the delivery of the financial statements provided for in clauses (A) and (B) above, a schedule of each member of the Newco Group and each member of the University Group, such schedule to be certified by the Chief Financial Officer of the Borrower.

          1.2 The proviso in clause (iii) of Section 9.03 is amended to read as follows:

               provided that the aggregate amount of all Dividends paid by the Borrower pursuant to this clause (iii) on and after the Amendment Date shall not exceed $200,000,000; and

          1.3 Clauses (xii) and (xiii) of Section 9.04 are renumbered as clauses (xiii) and (xiv), respectively, thereof and a new clause (xii) is added thereto to read as follows:

               (xii) the Apollo Subordinated Debt in an aggregate principal amount up to $100 million;

          1.4  Clause (xv) of Section 9.05 is amended to read as follows:

               (xv) the Borrower and its Subsidiaries may make additional intercompany loans to, and/or cash equity contributions in, Subsidiaries of the Borrower which are not Subsidiary Guarantors (other than the Excluded Subsidiaries) in an aggregate amount not to exceed $10,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof);

          1.5  Clause (xvii) of Section 9.05 is amended to read as follows:

               (xvii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may make additional Investments (other than Investments in Excluded Subsidiaries) so long as the aggregate amount of all such Investments made subsequent to the Effective Date and outstanding at any time (determined without regard to any write-downs or write-offs thereof) pursuant to this clause (xvii) does not exceed $10,000,000 in any fiscal year of the Borrower;

          1.6 Clauses (xvi) and (xvii) of Section 9.05 are renumbered as clauses (xviii) and (xix), respectively, thereof and new clauses (xvi) and (xvii) are added thereto to read as follows:

               (xvi) the Borrower and its Subsidiaries may make (A) cash equity contributions in the Newco Group with proceeds from the Transactions in an amount not to exceed $250,000,000, (B) non-cash equity contributions to the Newco Group in an amount not to exceed $100,000,000, and (C) in addition to the foregoing equity contributions, at any time, intercompany loans to, and/or cash equity advances in, the Newco Group in an aggregate amount not to exceed $50,000,000 at any time outstanding (in all cases determined without regard to any write-downs or write-offs thereof).

               (xvii) the Borrower and its Subsidiaries may make intercompany loans to, and/or cash equity advances in, the University Group in an aggregate amount not to exceed $125,000,000 at any time outstanding (in all cases determined without regard to any write-downs or write-offs thereof).

          1.7  Sections 9.09 is amended to read as follows:

               9.09  Maximum Leverage Ratio; Maximum Senior Leverage Ratio.
                     -----------------------------------------------------

                     (a) The Borrower will not permit the Leverage Ratio at any time to be greater than 4.00:1.00.

                     (b) The Borrower will not permit the Senior Leverage Ratio at any time to be greater than 2.50:1.00.

          1.8 Certain basket amounts referenced in Sections 9.02 through 9.05 and 9.07 are amended as follows:

               1.8.1 In clause (vii) of Section 9.02(viii) the basket amount referenced for any Permitted Acquisition is reduced from "$50,000,000" to "$30,000,000".

               1.8.2 In clause (vii) of Section 9.02(viii) the parenthetical "(or, in the case of a potential Permitted Acquisition previously disclosed to the Banks in writing, $60,000,000)" is deleted in its entirety.

               1.8.3 In clause (viii) of Section 9.02(viii) the basket amount referenced for all Permitted Acquisitions is reduced from "$150,000,000" to "$100,000,000".

               1.8.4 In Section 9.04(iv) the basket amount referenced for purchase money indebtedness and capital lease obligations is decreased from "$30,000,000" to "$25,000,000".

               1.8.5 In Section 9.04(xiii) the basket amount referenced for additional unsecured indebtedness is reduced from "$20,000,000" to "$15,000,000".

               1.8.6 In Section 9.07(a) the amount referenced for annual Capital Expenditures is reduced from $65,000,000 to "$30,000,000".

          1.9  Section 9.11 is amended to read as follows:

               9.11  Minimum Consolidated Net Worth.  The Borrower will not
                     ------------------------------
          permit the Consolidated Net Worth at any time to be less than the sum of (I) $375,000,000 plus (II) 50% of Cumulative Consolidated Net Income (if positive) plus (III) 100% of the cash proceeds received by the Borrower from sales or issuance of its equity after the Effective Date (net of underwriting or placement discounts and commission and other costs associated therewith) minus (iv) 100% of the aggregate amount paid by the Borrower for repurchases and redemptions of its common stock permitted under this Agreement.

          1.10 Section 11.01 is amended in the following respects:

               1.10.1 Clause (C) of the definition of "Applicable Commitment Commission Percentage" is amended to read as follows:

                       (C) .30% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 1.00:1.00.

               1.10.2 The following definitions are amended or added to read as follows:

                       "Amendment Date" means March 21, 2000 (being the
                       --------------
                       effective date of the Third Amendment).

                       "Apollo Subordinated Debt" means the Convertible
                        ------------------------
                       Subordinated Debentures issued by the Borrower to Apollo Management, L.P. on terms and conditions that are, and evidenced by documentation that is, reasonably satisfactory to the Administrative Agent and the Required Banks.

                       "Applicable Base Rate Margin" shall mean (i) for the
                        ---------------------------
                       period from the Effective Date through but not including the first Start Date after the Effective Date, 0% and
                       (ii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause (A), (B), (C), (D) or (E) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B),
                       (C), (D) or (E) below, as the case may be, is met:

                           (A) 1.50% if, but only if, as of the Test Date for
                       such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be greater than or equal to 2:50:1.00;

                           (B) 1.00% if, but only if, as of the Test Date for
                       such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2:50:1.00 and greater than or equal to 2.00:1.00;

                           (C) 0.50% if, but only if, as of the Test Date for
                       such Start Date the Leverage Ratio for the Test Period ended on such

                       Test Date shall be less than 2:00:1.00 and greater than or equal to 1:50:1.00;

                           (D) 0.25% if, but only if, as of the Test Date for
                       such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 1:50:1.00 and greater than or equal to 1:00:1.00; and

                           (E) 0.00% if, but only if, as of the Test Date for
                       such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 1:00:1.00.

                       Notwithstanding anything to the contrary contained above in this definition, the Applicable Base Rate Margin shall be 1.50% at all times when a Default or an Event of Default shall exist.

                       "Applicable Eurodollar Rate Margin" shall mean (i) for
                        ---------------------------------
                       the period from the Effective Date through but not including the first Start Date after the Effective Date, 1.00% and (ii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause (A), (B), (C),
                       (D) or (E) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B), (C), (D) or (E) below, as the case may be, is met:

                           (A) 2.50% if, but only if, as of the Test Date for
                       such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be greater than or equal to 2:50:1.00;

                           (B) 2.00% if, but only if, as of the Test Date for
                       such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2:50:1.00 and greater than or equal to 2.00:1.00;

                           (C) 1.50% if, but only if, as of the Test Date for
                       such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2:00:1.00 and greater than or equal to 1:50:1.00;

                           (D) 1.25% if, but only if, as of the Test Date for
                       such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 1:50:1.00 and greater than or equal to 1:00:1.00; and

                           (E) 1.00% if, but only if, as of the Test Date for
                       such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 1:00:1.00.

                       Notwithstanding anything to the contrary contained above in this definition, the Applicable Eurodollar Rate Margin shall be

                       2.50% at all times when a Default or an Event of Default shall exist.

                       "Bank of America" means Bank of America, N.A. and its
                        ---------------
                       successors.

                       "Consolidated EBITDA" shall mean, for any period,
                        -------------------
                       Consolidated EBIT for such period, adjusted by adding thereto (i) the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period and (ii) the amount of all non-recurring charges (w) previously incurred in connection with the Aspect Acquisition, (x) incurred in connection with a Permitted Acquisition, (y) previously incurred in connection with the sale of all of the capital stock of Pace Learning, Inc. in accordance with the terms of the Asset Purchase Agreement dated December 31, 1999, and (z) incurred in the quarterly accounting period of the Borrower ending December 31, 1999 and identified on Schedule 1 to the Third Amendment, in
                                     ----------
                       each case to the extent that such non-recurring charges were deducted in arriving at Consolidated EBIT for such period.

                       "Consolidated Senior Indebtedness" means Consolidated
                        --------------------------------
                       Indebtedness less Subordinated Indebtedness of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

                       "Excluded Subsidiary" means (a) any member of the Newco
                        -------------------
                       Group and (b) any member of the University Group.

                       "Issuing Bank" shall mean, from the Effective Date to the
                        ------------
                       Amendment Date, BTCo., and, thereafter, Bank of America, N.A. and its successor and assigns.

                       "Newco Group" means any Subsidiary of the Borrower which
                        -----------
                       is formed for the purpose of investing in companies that provide education related internet services.

                       "Notice Office" means the office of the Administrative
                        -------------
                       Agent located at 101 N. Tryon Street, Independence Center, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, with a copy to the office of the Administrative Agent located at 10 Light Street, MD4-302-16-01, Baltimore, Maryland 21202, or at such other office(s) as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                       "Payment Office" means the office of the Administrative
                        --------------
                       Agent located at 101 N. Tryon Street, Independence Center, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services.

                       "Prime Lending Rate" means the rate which Bank of America
                        ------------------
                       announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bank of America may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                       "Required Banks" shall mean Non-Defaulting Banks the sum
                        --------------
                       of whose Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 67-2/3% of the sum of the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Banks (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate RL Percentages of Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time)

                       "Senior Leverage Ratio" shall mean, at any time, the
                        ---------------------
                       ratio of Consolidated Senior Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended.

                       "Subordinated Indebtedness" means any Indebtedness which
                        -------------------------
                       by its terms is expressly subordinated in right of payment to the prior payment of the obligations under this Agreement and the other Credit Documents on terms and conditions that are, and evidenced by documentation that is, satisfactory to the Administrative Agent and the Required Banks.

                       "Third Amendment" means the Third Amendment to this
                        ---------------
                       Agreement dated as of March 31, 2000.

                       "University Group" means any Subsidiary of the Borrower
                        ----------------
                       which is formed for the purpose of investing in universities (and other higher education institutions) located outside of the United States.

               1.10.3 The following clause is added to the end of the definition of "Subsidiary":

                    Notwithstanding anything herein to the contrary, the term
               "Subsidiary" shall not include any Excluded Subsidiary except for purposes of Sections 8.01, 10.05, 10.06 and 10.09 and the definitions of "Newco Group" and "University Group" in Section 11.01.

          1.11  A new Section 11.02 is added to read as follows:

                11.02  Accounting Terms.
                       ----------------

                     Except as expressly provided otherwise in this Agreement,
                the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Sections 9.08, 9.09 and 9.10 (including, without limitation, for purposes of calculating the Applicable Base Rate Margin, the Applicable Commitment Commission Percentage and the Applicable Eurodollar Rate Margin), (i) in connection with any Asset Sale,
                (A) income statement items (whether positive or negative) attributable to the assets disposed of in such Asset Sale shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired in connection with such Asset Sale shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) in connection with any merger or consolidation or any Permitted Acquisition, (A) income statement items attributable to the Acquired Entity or Business shall, to the extent not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with generally accepted accounting standards or in accordance with any defined terms set forth in Section 11.01, be included to the extent relating to any period applicable in such calculations,
                (B) Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, and (C) pro forma adjustments may be included to the extent that such adjustments would be permitted under generally accepted accounting standards and give effect to items that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and its Subsidiaries and (z) factually supportable.

          1.12 Section 13.17 is hereby deleted in its entirety and replaced with the following:

               13.17     [Reserved].
                         ----------

          1.13  Appointment of Syndication Agent.  Crestar Bank is hereby
                --------------------------------
          appointed as Syndication Agent.

          2. The Required Banks hereby consent and agree that for the Test Period ended December 31, 1999, Consolidated EBITDA shall be adjusted by adding thereto the amount of all non-recurring charges incurred in the quarterly accounting period of the Borrower ending December 31, 1999 and identified on
Schedule 1 hereto, in each case to the extent that such non-recurring charges
----------
were deducted in arriving at Consolidated EBIT for such period.

          3. The Borrower hereby represents and warrants that as of the date of this Amendment (after giving effect to this Amendment) (i) the representations and warranties set forth in Section 7 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default presently exists.

          4. Each of the Subsidiary Guarantors (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Subsidiary Guarantor's obligations under the Credit Agreement or the other Credit Documents.

          5. This Amendment shall be effective on the date hereof (and applicable only on and after the date hereof) upon satisfaction of the following conditions:

              (a) receipt by the Administrative Agent of executed signature pages to this Amendment from the Borrower, the Subsidiary Guarantors and the Required Banks;

              (b) receipt by the Administrative Agent of legal opinions of counsel to the Borrower and the Subsidiary Guarantors relating to this Amendment in form, scope and substance satisfactory to the Administrative Agent and the Required Banks;

              (c) receipt by the Administrative Agent, for the ratable benefit of the Banks approving both this Amendment and the Consent relating to the Transactions of an amendment fee equal to twenty-five basis points (0.25%) on the Revolving Loan Commitments, as modified hereby, of the approving Banks; and

              (d) receipt by the Administrative Agent of any other fees, including the Administrative Agent's fee, owing in connection with this Amendment.

          6. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits thereto) remain in full force and effect.

          7. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Administrative Agent's legal counsel.

          8. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

          9. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:    SYLVAN LEARNING SYSTEMS, INC.,
             a Maryland corporation

             By:/s/ B. Lee McGee
                __________________________
             Name:  B. Lee McGee
             Title: Exec. VP, CFO

SUBSIDIARY
GUARANTORS:  TUITION FINANCE, INC.,
             a Maryland corporation
             EDUCATIONAL PRODUCTS, INC.,
             a Maryland corporation
             SYLVAN LEARNING SYSTEMS INTERNATIONAL LTD., a Delaware corporation
             SYLVAN LEARNING CORPORATION,
             a Delaware corporation
             SYLVAN PROPERTIES, INC. (Delaware),
             a Delaware corporation
             CANTER AND ASSOCIATES, INC.
             a Delaware corporation
             THE CANTER GROUP OF COMPANIES,
             a California corporation
             ASPECT EDUCATION INC.,
             a California corporation

             By:/s/ B. Lee McGee
                __________________________
             Name:  B. Lee McGee
             Title: Exec. VP, CFO

             for each of the foregoing

                           [Signature Pages Continue]

BANKS: BANK OF AMERICA, N.A., a national banking association formerly known as NationsBank, N.A., individually and as Administrative Agent

         By:/s/ John L. Daniels
            ___________________________________
         Name:  John L. Daniels
         Title: Senior Vice President

         ABN AMRO BANK N.V.

         By:
            ___________________________________
         Name:
         Title:

         By:
            ___________________________________
         Name:
         Title:

         CRESTAR BANK

         By:/s/ Stephen J. Luongo
            ___________________________________
         Name:  Stephen J. Luongo
         Title: Senior Vice President

         ALLFIRST BANK (formerly known as The First National Bank of Maryland)

         By:/s/ Frank V. Lago
            ___________________________________
         Name:  Frank V. Lago
         Title: Vice President

         FIRST UNION NATIONAL BANK

         By:/s/ Jerry Sanders
            ___________________________________
         Name:  Jerry Sanders
         Title: Vice President

                                   Schedule 1
                                       to
                      Third Amendment to Credit Agreement

See attached.

                                                                     Schedule #1

                         Sylvan Learning Systems, Inc.
                             Non - Recurring Items
                       4th Quarter Consolidated Summary
                               December 31, 1999

                                         Non - Recurring   Non - Recurring
Description             Restructuring    Operating Item    Non - Operating     Total
Learning Centers           $  170            $ 3,428           $     -        $ 3,598
Contract Services           2,537                400                 -          2,937
Prometric                     156              2,115             1,147          3,418
WSI                             -              3,200                 -          3,200
Aspect                      1,558                300                 -          1,858
University of Madrid          448                  -                 -            448
Corporate                     415              2,950            13,370         16,735
                           ------            -------           -------        -------
      SLS Total            $5,284            $12,393           $14,517        $32,194
                           ======            =======           =======        =======

Excludes charges related to Pace sale. These charges are excluded form Consolidated EBITDA calculations in accordance with Section 3 of the Consent executed on December 22, 1999.